SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 26, 2003
(To Prospectus dated February 21, 2003)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2003-J2
                                     Issuer

                               -----------------

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated February 26, 2003, as supplemented by the supplement to the prospectus supplement dated March 17, 2003, prepared in connection with the offering of the offered certificates of the series referenced above, and in the prospectus of the depositor dated February 21, 2003. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of May 27, 2003, the class certificate balance of the Class PO Certificates was approximately $1,030,720.

o Exhibit 1 to this supplement is the monthly statement made available to holders of the Class PO Certificates on the distribution date in May 2003.

o This supplement also modifies the "Method of Distribution" section on page S-74 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-47 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

June 30, 2003

                             ADDITIONAL INFORMATION


         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:


         o the prospectus supplement, dated February 26, 2003 (the "Prospectus Supplement"), as supplemented by the supplement to the prospectus supplement dated March 17, 2003, prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and


         o the prospectus of the depositor, dated February 21, 2003, which is attached to, and forms a part of this supplement.


                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


         The monthly statement furnished to the Certificateholders on the Distribution Date in May 2003 (the "Certificate Date") is included herein as
Exhibit 1.


                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of June 30, 2003 (the "Placement Agreement"), between CWMBS, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is June 30, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 82%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                  Percentage of the Prepayment Assumption
                             --------------------------------------------------
    Class                    0%        100%        300%        400%        500%
    -----                    --        ----        ----        ----        ----

    Class PO...........     1.1%       1.9%        4.0%        5.0%        6.0%


         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

  THE
BANK OF
  NEW
 YORK
101 Barclay St., 8W                              Distribution Date:     5/25/03
New York, NY 10286
Officer:        Courtney Bartholomew            212-815-3236
Associate:      Sean O'Connell                  212-815-6312

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2003-J2


                                           Certificateholder Monthly Distribution Summary
-------------------------------------------------------------------------------------------------------------------------------
                                                Certificate                                     Pass
                              Class                Rate                 Beginning              Through         Principal
 Class         Cusip       Description             Type                  Balance               Rate (%)       Distribution
-------------------------------------------------------------------------------------------------------------------------------
  1A1        12669DT65        Senior            Var-30/360            53,584,435.00            1.820000         166,320.00
  1A2        12669DT73        Senior            Var-30/360               698,538.04            1.820000           2,168.18
  1A3        12669DT81       Strip IO           Var-30/360            54,282,973.03            6.680000                  -
  1A4        12669DT99        Senior            Fix-30/360           149,278,175.85            4.750000         463,342.51
  1A5        12669DU22        Senior            Fix-30/360            10,595,000.00            5.750000                  -
  1A6        12669DU30        Senior            Fix-30/360            10,660,395.39            5.750000          89,235.13
  1A7        12669DU48        Senior            Fix-30/360             2,024,260.62            5.750000                  -
  1A8        12669DU55        Senior            Fix-30/360            13,684,801.51            5.750000      12,837,774.20
  1A9        12669DU63        Senior            Fix-30/360             1,874,056.81            5.750000       1,883,036.67
  110        12669DU71        Senior            Fix-30/360            20,000,000.00            6.000000                  -
  111        12669DU89        Senior            Fix-30/360                 5,000.00            5.750000                  -
  112        12669DU97        Senior            Fix-30/360             3,597,464.30            5.750000         825,038.10
  113        12669DV21        Senior            Fix-30/360               100,000.00            5.750000                  -
  114        12669DV39        Senior            Fix-30/360               936,066.91            5.750000         208,870.40
  115        12669DV47        Senior            Var-30/360            29,015,244.08            1.920000         103,403.53
  116        12669DV54        Senior            Var-30/360               377,802.66            1.920000           1,346.40
  117        12669DV62       Strip IO           Var-30/360            29,393,046.73            6.080000                  -
  118        12669DV70        Senior            Fix-30/360            40,432,355.15            3.500000         235,687.35
  119        12669DV88        Senior            Fix-30/360            18,625,000.00            4.750000                  -
  120        12669DV96        Senior            Fix-30/360               442,000.00            4.750000                  -
  121        12669DW20        Senior            Fix-30/360             6,635,000.00            4.750000                  -
  122        12669DW38        Senior            Fix-30/360             1,287,000.00            5.750000                  -
  123        12669DW46        Senior            Fix-30/360            41,558,765.39            5.750000       9,340,229.79
  124        12669DW53        Senior            Fix-30/360            14,840,000.00            5.750000                  -
  125        12669DW61        Senior            Fix-30/360             9,544,000.00            5.750000                  -
  126        12669DW79        Senior            Fix-30/360             5,025,000.00            5.750000                  -
  127        12669DW87        Senior            Fix-30/360            53,105,000.00            5.750000                  -
  128        12669DW95       Strip IO           Fix-30/360            10,640,093.46            4.750000                  -
  129        12669DY69        Senior            Fix-30/360            16,455,000.00            6.000000                  -
  130        12669DY77        Senior            Fix-30/360             1,585,000.00            0.000000                  -
  131        12669DZ92        Senior            Fix-30/360               151,000.00            5.750000                  -
  PO         12669DX37        Senior            Fix-30/360             1,034,983.04            0.000000           4,262.94
   X         12669DX29       Strip IO           Fix-30/360           439,369,078.49            0.308074                  -
   M         12669DX52        Senior            Fix-30/360             7,681,780.58            5.750000           7,530.36
  B1         12669DX60        Senior            Fix-30/360             2,384,052.47            5.750000           2,337.06
  B2         12669DX78        Senior            Fix-30/360             1,854,229.78            5.750000           1,817.68
  B3         12669DX86        Senior            Fix-30/360             1,059,645.38            5.750000           1,038.76
  B4         12669DX94        Senior            Fix-30/360               794,684.16            5.750000             779.02
  B5         12669DY28        Senior            Fix-30/360               794,881.83            5.750000             779.21
  AR         12669DX45        Senior            Fix-30/360                        -            5.750000                  -
------------------------------------------------------------------------------------------------------------------------------
Totals                                                               521,720,618.95                          26,174,997.29
------------------------------------------------------------------------------------------------------------------------------




                     Certificateholder Monthly Distribution Summary
-----------------------------------------------------------------------------------------------
                                                       Current                       Cumulative
                  Interest              Total         Realized         Ending        Realized
 Class          Distribution         Distribution      Losses          Balance          Losses
-----------------------------------------------------------------------------------------------
  1A1               81,269.73          247,589.73         -       53,418,115.00          -
  1A2                1,059.45            3,227.63         -          696,369.86          -
  1A3              302,175.22          302,175.22         -       54,114,484.85          -
  1A4              590,892.78        1,054,235.29         -      148,814,833.34          -
  1A5               50,767.71           50,767.71         -       10,595,000.00          -
  1A6               51,081.06          140,316.19         -       10,571,160.26          -
  1A7                       -                   -         -        2,033,960.20          -
  1A8               65,573.01       12,903,347.21         -          847,027.31          -
  1A9                       -        1,883,036.67         -                   -          -
  110              100,000.00          100,000.00         -       20,000,000.00          -
  111                   23.96               23.96         -            5,000.00          -
  112               17,237.85          842,275.95         -        2,772,426.20          -
  113                  479.17              479.17         -          100,000.00          -
  114                4,485.32          213,355.73         -          727,196.51          -
  115               46,424.39          149,827.92         -       28,911,840.54          -
  116                  604.48            1,950.88         -          376,456.26          -
  117              148,924.77          148,924.77         -       29,288,296.80          -
  118              117,927.70          353,615.05         -       40,196,667.80          -
  119               73,723.96           73,723.96         -       18,625,000.00          -
  120                1,749.58            1,749.58         -          442,000.00          -
  121               26,263.54           26,263.54         -        6,635,000.00          -
  122                6,166.88            6,166.88         -        1,287,000.00          -
  123              199,135.75        9,539,365.54         -       32,218,535.60          -
  124               71,108.33           71,108.33         -       14,840,000.00          -
  125               45,731.67           45,731.67         -        9,544,000.00          -
  126               24,078.13           24,078.13         -        5,025,000.00          -
  127              254,461.46          254,461.46         -       53,105,000.00          -
  128               42,117.04           42,117.04         -       10,578,070.47          -
  129               82,275.00           82,275.00         -       16,455,000.00          -
  130                       -                   -         -        1,585,000.00          -
  131                  723.54              723.54         -          151,000.00          -
  PO                        -            4,262.94         -        1,030,720.11          -
   X               112,798.46          112,798.46         -      414,943,171.35          -
   M                36,808.53           44,338.89         -        7,674,250.22          -
  B1                11,423.58           13,760.64         -        2,381,715.41          -
  B2                 8,884.85           10,702.53         -        1,852,412.10          -
  B3                 5,077.47            6,116.23         -        1,058,606.62          -
  B4                 3,807.86            4,586.88         -          793,905.14          -
  B5                 3,808.81            4,588.02         -          794,102.62          -
  AR                     0.05                0.05         -                   -          -
-----------------------------------------------------------------------------------------------
Totals           2,589,071.09       28,764,068.39         -      495,564,301.10          -
-----------------------------------------------------------------------------------------------



                          Principal Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
                                Original          Beginning           Scheduled                        Unscheduled         Net
                              Certificate        Certificate          Principal         Accretion       Principal       Principal
 Class        Cusip             Balance            Balance           Distribution       Principal      Adjustments     Distribution
------------------------------------------------------------------------------------------------------------------------------------
  1A1       12669DT65        53,850,000.00       53,584,435.00          166,320.00              -              -         166,320.00
  1A2       12669DT73           702,000.00          698,538.04            2,168.18              -              -           2,168.18
  1A3       12669DT81        54,552,000.00       54,282,973.03                   -              -              -                  -
  1A4       12669DT99       150,018,000.00      149,278,175.85          463,342.51              -              -         463,342.51
  1A5       12669DU22        10,595,000.00       10,595,000.00                   -              -              -                  -
  1A6       12669DU30        10,776,000.00       10,660,395.39           89,235.13              -              -          89,235.13
  1A7       12669DU48         2,005,000.00        2,024,260.62                   -       9,699.58              -                  -
  1A8       12669DU55        17,000,000.00       13,684,801.51       12,837,774.20              -              -      12,837,774.20
  1A9       12669DU63         2,990,000.00        1,874,056.81        1,883,036.67              -              -       1,883,036.67
  110       12669DU71        20,000,000.00       20,000,000.00                   -              -              -                  -
  111       12669DU89             5,000.00            5,000.00                   -              -              -                  -
  112       12669DU97         3,850,000.00        3,597,464.30          825,038.10              -              -         825,038.10
  113       12669DV21           100,000.00          100,000.00                   -              -              -                  -
  114       12669DV39         1,000,000.00          936,066.91          208,870.40              -              -         208,870.40
  115       12669DV47        29,184,000.00       29,015,244.08          103,403.53              -              -         103,403.53
  116       12669DV54           380,000.00          377,802.66            1,346.40              -              -           1,346.40
  117       12669DV62        29,564,000.00       29,393,046.73                   -              -              -                  -
  118       12669DV70        40,817,000.00       40,432,355.15          235,687.35              -              -         235,687.35
  119       12669DV88        18,625,000.00       18,625,000.00                   -              -              -                  -
  120       12669DV96           442,000.00          442,000.00                   -              -              -                  -
  121       12669DW20         6,635,000.00        6,635,000.00                   -              -              -                  -
  122       12669DW38         1,287,000.00        1,287,000.00                   -              -              -                  -
  123       12669DW46        44,446,000.00       41,558,765.39        9,340,229.79              -              -       9,340,229.79
  124       12669DW53        14,840,000.00       14,840,000.00                   -              -              -                  -
  125       12669DW61         9,544,000.00        9,544,000.00                   -              -              -                  -
  126       12669DW79         5,025,000.00        5,025,000.00                   -              -              -                  -
  127       12669DW87        53,105,000.00       53,105,000.00                   -              -              -                  -
  128       12669DW95        10,741,316.00       10,640,093.46                   -              -              -                  -
  129       12669DY69        16,455,000.00       16,455,000.00                   -              -              -                  -
  130       12669DY77         1,585,000.00        1,585,000.00                   -              -              -                  -
  131       12669DZ92           151,000.00          151,000.00                   -              -              -                  -
  PO        12669DX37         1,037,908.40        1,034,983.04            4,262.94              -              -           4,262.94
   X        12669DX29       448,499,069.00      439,369,078.49                   -              -              -                  -
   M        12669DX52         7,700,300.00        7,681,780.58            7,530.36              -              -           7,530.36
  B1        12669DX60         2,389,800.00        2,384,052.47            2,337.06              -              -           2,337.06
  B2        12669DX78         1,858,700.00        1,854,229.78            1,817.68              -              -           1,817.68
  B3        12669DX86         1,062,200.00        1,059,645.38            1,038.76              -              -           1,038.76
  B4        12669DX94           796,600.00          794,684.16              779.02              -              -             779.02
  B5        12669DY28           796,798.15          794,881.83              779.21              -              -             779.21
  AR        12669DX45               100.00                   -                   -              -              -                  -
------------------------------------------------------------------------------------------------------------------------------------
Totals                      531,054,406.55      521,720,618.95       26,174,997.29       9,699.58              -      26,174,997.29
------------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------
                 Current        Ending               Ending
                Realized      Certificate          Certificate
 Class           Lossses        Balance              Factor
---------------------------------------------------------------
  1A1                -       53,418,115.00       0.99197985135
  1A2                -          696,369.86       0.99197985135
  1A3                -       54,114,484.85       0.99197985135
  1A4                -      148,814,833.34       0.99197985135
  1A5                -       10,595,000.00       1.00000000000
  1A6                -       10,571,160.26       0.98099111540
  1A7                -        2,033,960.20       1.01444399023
  1A8                -          847,027.31       0.04982513583
  1A9                -                   -       0.00000000000
  110                -       20,000,000.00       1.00000000000
  111                -            5,000.00       1.00000000000
  112                -        2,772,426.20       0.72011070096
  113                -          100,000.00       1.00000000000
  114                -          727,196.51       0.72719650600
  115                -       28,911,840.54       0.99067436071
  116                -          376,456.26       0.99067436071
  117                -       29,288,296.80       0.99067436071
  118                -       40,196,667.80       0.98480211187
  119                -       18,625,000.00       1.00000000000
  120                -          442,000.00       1.00000000000
  121                -        6,635,000.00       1.00000000000
  122                -        1,287,000.00       1.00000000000
  123                -       32,218,535.60       0.72489167981
  124                -       14,840,000.00       1.00000000000
  125                -        9,544,000.00       1.00000000000
  126                -        5,025,000.00       1.00000000000
  127                -       53,105,000.00       1.00000000000
  128                -       10,578,070.47       0.98480209256
  129                -       16,455,000.00       1.00000000000
  130                -        1,585,000.00       1.00000000000
  131                -          151,000.00       1.00000000000
  PO                 -        1,030,720.11       0.99307424965
   X                 -      414,943,171.35       0.92518178973
   M                 -        7,674,250.22       0.99661704375
  B1                 -        2,381,715.41       0.99661704375
  B2                 -        1,852,412.10       0.99661704375
  B3                 -        1,058,606.62       0.99661704375
  B4                 -          793,905.14       0.99661704375
  B5                 -          794,102.62       0.99661704375
  AR                 -                   -       0.00000000000
---------------------------------------------------------------
Totals               -      495,564,301.10
---------------------------------------------------------------



                                                        Interest Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------------
            Beginning      Pass        Accrued      Cumulative                  Total         Net       Unscheduled
           Certificate   Through       Optimal        Unpaid      Deferred    Interest    Prepayment      Interest        Interest
Class        Balance     Rate (%)      Interest      Interest     Interest       Due     Int Shortfall   Adjustment         Paid
-----------------------------------------------------------------------------------------------------------------------------------
1A1     53,584,435.00   1.820000     81,269.73         -              -      81,269.73        -              -           81,269.73
1A2        698,538.04   1.820000      1,059.45         -              -       1,059.45        -              -            1,059.45
1A3     54,282,973.03   6.680000    302,175.22         -              -     302,175.22        -              -          302,175.22
1A4    149,278,175.85   4.750000    590,892.78         -              -     590,892.78        -              -          590,892.78
1A5     10,595,000.00   5.750000     50,767.71         -              -      50,767.71        -              -           50,767.71
1A6     10,660,395.39   5.750000     51,081.06         -              -      51,081.06        -              -           51,081.06
1A7      2,024,260.62   5.750000             -         -       9,699.58       9,699.58        -              -                   -
1A8     13,684,801.51   5.750000     65,573.01         -              -      65,573.01        -              -           65,573.01
1A9      1,874,056.81   5.750000             -         -       8,979.86       8,979.86        -              -                   -
110     20,000,000.00   6.000000    100,000.00         -              -     100,000.00        -              -          100,000.00
111          5,000.00   5.750000         23.96         -              -          23.96        -              -               23.96
112      3,597,464.30   5.750000     17,237.85         -              -      17,237.85        -              -           17,237.85
113        100,000.00   5.750000        479.17         -              -         479.17        -              -              479.17
114        936,066.91   5.750000      4,485.32         -              -       4,485.32        -              -            4,485.32
115     29,015,244.08   1.920000     46,424.39         -              -      46,424.39        -              -           46,424.39
116        377,802.66   1.920000        604.48         -              -         604.48        -              -              604.48
117     29,393,046.73   6.080000    148,924.77         -              -     148,924.77        -              -          148,924.77
118     40,432,355.15   3.500000    117,927.70         -              -     117,927.70        -              -          117,927.70
119     18,625,000.00   4.750000     73,723.96         -              -      73,723.96        -              -           73,723.96
120        442,000.00   4.750000      1,749.58         -              -       1,749.58        -              -            1,749.58
121      6,635,000.00   4.750000     26,263.54         -              -      26,263.54        -              -           26,263.54
122      1,287,000.00   5.750000      6,166.88         -              -       6,166.88        -              -            6,166.88
123     41,558,765.39   5.750000    199,135.75         -              -     199,135.75        -              -          199,135.75
124     14,840,000.00   5.750000     71,108.33         -              -      71,108.33        -              -           71,108.33
125      9,544,000.00   5.750000     45,731.67         -              -      45,731.67        -              -           45,731.67
126      5,025,000.00   5.750000     24,078.13         -              -      24,078.13        -              -           24,078.13
127     53,105,000.00   5.750000    254,461.46         -              -     254,461.46        -              -          254,461.46
128     10,640,093.46   4.750000     42,117.04         -              -      42,117.04        -              -           42,117.04
129     16,455,000.00   6.000000     82,275.00         -              -      82,275.00        -              -           82,275.00
130      1,585,000.00   0.000000             -         -              -              -        -              -                   -
131        151,000.00   5.750000        723.54         -              -         723.54        -              -              723.54
PO       1,034,983.04   0.000000             -         -              -              -        -              -                   -
 X     439,369,078.49   0.308074    112,798.46         -              -     112,798.46        -              -          112,798.46
 M       7,681,780.58   5.750000     36,808.53         -              -      36,808.53        -              -           36,808.53
B1       2,384,052.47   5.750000     11,423.58         -              -      11,423.58        -              -           11,423.58
B2       1,854,229.78   5.750000      8,884.85         -              -       8,884.85        -              -            8,884.85
B3       1,059,645.38   5.750000      5,077.47         -              -       5,077.47        -              -            5,077.47
B4         794,684.16   5.750000      3,807.86         -              -       3,807.86        -              -            3,807.86
B5         794,881.83   5.750000      3,808.81         -              -       3,808.81        -              -            3,808.81
AR                  -   5.750000             -         -              -              -        -              -                0.05
-----------------------------------------------------------------------------------------------------------------------------------
Totals 521,720,618.95             2,589,071.04         -      18,679.44   2,607,750.48        -              -        2,589,071.09
-----------------------------------------------------------------------------------------------------------------------------------



                                                Current Payment Information
                                                      Factors per $1,000
-------------------------------------------------------------------------------------------------------------------------
                              Original     Beginning Cert.                                       Ending Cert.     Pass
                            Certificate       Notional       Principal         Interest           Notional       Through
 Class        Cusip           Balance         Balance       Distribution     Distribution          Balance       Rate(%)
-------------------------------------------------------------------------------------------------------------------------
  1A1       12669DT65     53,850,000.00     995.068430757     3.088579410     1.509187120       991.979851347   1.820000
  1A2       12669DT73        702,000.00     995.068430757     3.088579410     1.509187120       991.979851347   1.820000
  1A3       12669DT81     54,552,000.00     995.068430757     0.000000000     5.539214265       991.979851347   6.680000
  1A4       12669DT99    150,018,000.00     995.068430757     3.088579410     3.938812538       991.979851347   4.750000
  1A5       12669DU22     10,595,000.00    1000.000000000     0.000000000     4.791666667      1000.000000000   5.750000
  1A6       12669DU30     10,776,000.00     989.272029670     8.280914266     4.740261809       980.991115404   5.750000
  1A7       12669DU48      2,005,000.00    1009.606293403     0.000000000     0.000000000      1014.443990225   5.750000
  1A8       12669DU55     17,000,000.00     804.988324118   755.163188293     3.857235720        49.825135825   5.750000
  1A9       12669DU63      2,990,000.00     626.774852938   629.778149108     0.000000000         0.000000000   5.750000
  110       12669DU71     20,000,000.00    1000.000000000     0.000000000     5.000000000      1000.000000000   6.000000
  111       12669DU89          5,000.00    1000.000000000     0.000000000     4.791666667      1000.000000000   5.750000
  112       12669DU97      3,850,000.00     934.406310719   214.295609757     4.477363572       720.110700962   5.750000
  113       12669DV21        100,000.00    1000.000000000     0.000000000     4.791666667      1000.000000000   5.750000
  114       12669DV39      1,000,000.00     936.066910448   208.870404446     4.485320613       727.196506002   5.750000
  115       12669DV47     29,184,000.00     994.217519020     3.543158311     1.590748030       990.674360709   1.920000
  116       12669DV54        380,000.00     994.217519020     3.543158311     1.590748030       990.674360709   1.920000
  117       12669DV62     29,564,000.00     994.217519020     0.000000000     5.037368763       990.674360709   6.080000
  118       12669DV70     40,817,000.00     990.576356609     5.774244743     2.889181040       984.802111865   3.500000
  119       12669DV88     18,625,000.00    1000.000000000     0.000000000     3.958333333      1000.000000000   4.750000
  120       12669DV96        442,000.00    1000.000000000     0.000000000     3.958333333      1000.000000000   4.750000
  121       12669DW20      6,635,000.00    1000.000000000     0.000000000     3.958333333      1000.000000000   4.750000
  122       12669DW38      1,287,000.00    1000.000000000     0.000000000     4.791666667      1000.000000000   5.750000
  123       12669DW46     44,446,000.00     935.039494951   210.147815145     4.480397580       724.891679806   5.750000
  124       12669DW53     14,840,000.00    1000.000000000     0.000000000     4.791666667      1000.000000000   5.750000
  125       12669DW61      9,544,000.00    1000.000000000     0.000000000     4.791666667      1000.000000000   5.750000
  126       12669DW79      5,025,000.00    1000.000000000     0.000000000     4.791666667      1000.000000000   5.750000
  127       12669DW87     53,105,000.00    1000.000000000     0.000000000     4.791666667      1000.000000000   5.750000
  128       12669DW95     10,741,316.00     990.576337194     0.000000000     3.921031335       984.802092563   4.750000
  129       12669DY69     16,455,000.00    1000.000000000     0.000000000     5.000000000      1000.000000000   6.000000
  130       12669DY77      1,585,000.00    1000.000000000     0.000000000     0.000000000      1000.000000000   0.000000
  131       12669DZ92        151,000.00    1000.000000000     0.000000000     4.791666667      1000.000000000   5.750000
  PO        12669DX37      1,037,908.40     997.181485956     4.107236311     0.000000000       993.074249645   0.000000
   X        12669DX29    448,499,069.00     979.643234198     0.000000000     0.251502106       925.181789731   0.308074
   M        12669DX52      7,700,300.00     997.594974484     0.977930730     4.780142586       996.617043754   5.750000
  B1        12669DX60      2,389,800.00     997.594974484     0.977930730     4.780142586       996.617043754   5.750000
  B2        12669DX78      1,858,700.00     997.594974484     0.977930730     4.780142586       996.617043754   5.750000
  B3        12669DX86      1,062,200.00     997.594974484     0.977930730     4.780142586       996.617043754   5.750000
  B4        12669DX94        796,600.00     997.594974484     0.977930730     4.780142586       996.617043754   5.750000
  B5        12669DY28        796,798.15     997.594974484     0.977930730     4.780142586       996.617043754   5.750000
  AR        12669DX45            100.00       0.000000000     0.000000000     0.500256199         0.000000000   5.750000
-------------------------------------------------------------------------------------------------------------------------
Totals                   531,054,406.55     982.424046416    49.288730057     4.875340564       933.170490608
-------------------------------------------------------------------------------------------------------------------------

  THE
BANK OF
  NEW
 YORK
101 Barclay St., 8W
New York, NY 10286
Officer:       Courtney Bartholomew     212-815-3236
Associate:     Sean O'Connell           212-815-6312

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2003-J2


Pool Level Data
Distribution Date                                                     5/25/2003
Cut-off Date                                                           2/1/2003
Determination Date                                                     5/1/2003
Accrual Period 30/360                               Begin              4/1/2003
                                                    End                5/1/2003
Number of Days in 30/360 Accrual Period                                      30

-------------------------------------------------------------------------------
                             Collateral Information
-------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                               531,054,406.55

Beginning Aggregate Pool Stated Principal Balance                                  521,720,618.93
Ending Aggregate Pool Stated Principal Balance                                     495,564,301.08

Beginning Aggregate Certificate Stated Principal Balance                           521,720,618.93
Ending Aggregate Certificate Stated Principal Balance                              495,564,301.08

Beginning Aggregate Loan Count                                                               1148
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                52
Ending Aggregate Loan Count                                                                  1096

Beginning Weighted Average Loan Rate (WAC)                                              6.259171%
Ending Weighted Average Loan Rate (WAC)                                                 6.252182%

Beginning Net Weighted Average Loan Rate                                                5.998039%
Ending Net Weighted Average Loan Rate                                                   5.990939%

Weighted Average Maturity (WAM) (Months)                                                      354

Servicer Advances                                                                       31,102.94

Aggregate Pool Prepayment                                                           25,644,735.05
Pool Prepayment Rate                                                                  45.4171 CPR


------------------------------------------------------------------------------
                             Certificate Information
------------------------------------------------------------------------------

Group 1
Senior Percentage                                                                  97.2019058726%
Senior Prepayment Percentage                                                      100.0000000000%

Subordinate Percentage                                                              2.7980941274%
Subordinate Prepayment Percentage                                                   0.0000000000%

Certificate Account

Beginning Balance                                                                               -

Deposit
Payments of Interest and Principal                                                  28,866,212.25
Liquidation Proceeds                                                                            -
All Other Proceeds                                                                              -
Other Amounts                                                                                   -
Total Deposits                                                                      28,866,212.25

Withdrawals
Reimbursement of Servicer Advances                                                              -
Payment of Master Servicer Fees                                                        101,216.96
Payment of Sub Servicer Fees                                                               926.93
Payment of Other Fees                                                                           -
Payment of Insurance Premium(s)                                                                 -
Payment of Personal Mortgage Insurance                                                     926.93
Other Permitted Withdrawal per the Pooling and Service Agreement                                -
Payment of Principal and Interest                                                   28,764,068.37
Total Withdrawals                                                                   28,867,139.18

Ending Balance                                                                                  -

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                7,474.84
Compensation for Gross PPIS from Servicing Fees                                          7,474.84
Other Gross PPIS Compensation                                                                   -
Total Net PPIS (Non-Supported PPIS)                                                             -

Master Servicing Fees Paid                                                             101,216.96
Personal Mortgage Insurance Fees Paid                                                      926.93
Other Fees Paid                                                                                 -
Total Fees                                                                             102,143.88


-------------------------------------------------------------------------------
                             Delinquency Information
-------------------------------------------------------------------------------
Group 1

Delinquency                             30-59 Days    60-89 Days      90+ Days             Totals
Scheduled Principal Balance           5,029,952.24             -             -       5,029,952.24
Percentage of Total Pool Balance         1.014995%     0.000000%     0.000000%          1.014995%
Number of Loans                                 13             0             0                 13
Percentage of Total Loans                1.186131%     0.000000%     0.000000%          1.186131%

Foreclosure
Scheduled Principal Balance                                                                     -
Percentage of Total Pool Balance                                                        0.000000%
Number of Loans                                                                                 0
Percentage of Total Loans                                                               0.000000%

Bankruptcy
Scheduled Principal Balance                                                                     -
Percentage of Total Pool Balance                                                        0.000000%
Number of Loans                                                                                 0
Percentage of Total Loans                                                               0.000000%

REO
Scheduled Principal Balance                                                                     -
Percentage of Total Pool Balance                                                        0.000000%
Number of Loans                                                                                 0
Percentage of Total Loans                                                               0.000000%

Book Value of all REO Loans                                                                     -
Percentage of Total Pool Balance                                                        0.000000%

Current Realized Losses                                                                         -
Additional Gains (Recoveries)/Losses                                                            -
Total Realized Losses                                                                           -


------------------------------------------------------------------------------
         Subordination/Credit Enhancement Information
------------------------------------------------------------------------------

Protection                                    Original               Current
Bankruptcy Loss                             100,000.00            100,000.00
Bankruptcy Percentage                        0.018830%             0.020179%
Credit/Fraud Loss                         5,310,544.00          5,310,544.00
Credit/Fraud Loss Percentage                 1.000000%             1.071616%
Special Hazard Loss                       5,310,544.00          5,217,206.19
Special Hazard Loss Percentage               1.000000%             1.052781%

Credit Support                                Original               Current
Class A                                 531,054,406.55        495,564,301.08
Class A Percentage                         100.000000%           100.000000%